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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  _____________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 MatrixOne, Inc.
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             (Exact name of registrant as specified in its charter)


            Delaware                          02-0372301
            --------                          ----------
    (State of incorporation                 (IRS Employer
        or organization)                  Identification No.)

                   Two Executive Drive, Chelmsford, MA, 01824
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               (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.   [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.   [X]


        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                    Name of each exchange on which
      to be so registered                   each class is to be registered
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             None                                          N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

     Information concerning the common stock, par value $.01 per share, of MatrixOne, Inc. ("MatrixOne") is contained under the caption "Description of Capital Stock" in MatrixOne's Registration Statement on Form S-1 (File No. 333-92731), filed with the Securities and Exchange Commission on December 14, 1999 pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), and such information is incorporated herein by reference.



ITEM 2.    EXHIBITS
           --------

 Exhibit No.                         Exhibit
 -----------                         -------

     1 Second Amended and Restated Certificate of Incorporation of MatrixOne (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

     2 Amended and Restated By-Laws of MatrixOne (incorporated herein by reference to Exhibit 3.4 of the Registration Statement).

     3 Specimen certificate representing the Common Stock of MatrixOne (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).


                                     Page 2
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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MATRIXONE, INC.

                                        By:  /s/ Maurice L. Castonguay
                                             ------------------------------
                                             Maurice L. Castonguay
                                             Chief Financial Officer, Vice
                                             President of Finance and
                                             Administration and Treasurer



Dated:  February 2, 2000